EXHIBIT 99.1

Camco Financial Corporation Announces First Quarter Results

CAMBRIDGE, Ohio, May 1, 2008 (PRIME NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI) ("Camco" or "Company") reported a net loss for the quarter ended March 31, 2008, of $1.0 million compared to net earnings of $1.5 million reported in the comparable 2007 period. On a per share basis, the net loss during the first quarter of 2008 was ($0.14) compared to earnings of $0.20 per share in the first quarter of 2007. The decline in earnings in 2008 was primarily attributable to an increase in the provision for losses on loans of $2.1 million and a decrease in net interest income of $784,000, each before the effect of federal income taxes.

Camco's consolidated assets totaled $1.0 billion, an increase of $9.0 million from December 31, 2007. The increase in total assets was comprised primarily of increases in cash and cash equivalents, which nearly doubled to $45.9 million, as loans receivable, including loans held for sale, decreased $18.5 million, or 2.3%, from December 31, 2007. The increase in total assets was driven by a $38.6 million increase in total deposits, offset by a $26.3 million decrease in borrowings, as the Company executed on its previously disclosed intent to issue significant levels of brokered deposits to improve its liquidity position.

Review of Financial Performance

Net Interest Income: Net interest income amounted to $6.6 million for the three months ended March 31, 2008, a decrease of $784,000, or 10.6%, compared to the three-month period ended March 31, 2007, generally reflecting the effects of a $43.8 million decrease in the average balance of interest-earning assets in 2008 compared to 2007, coupled with the decrease of 17 basis points in the net interest spread. Net interest margin fell to 2.80% in the first quarter of 2008 compared to 2.94% in the fourth quarter of 2007 and 2.99% in the first quarter of 2007. The compression in net interest spread and margin during the first quarter of 2008, compared to the first quarter of 2007, was due, nearly equally, to a lower volume of interest-earning assets and a lower yield on those assets, compounded by a higher cost of interest-bearing liabilities in the first quarter of 2008. The Prime rate was 200 basis points lower during the first three months of 2008 compared to the first quarter of 2007, which was a key driver for the 14 and 24 basis point decreases in the yield on loans in 2008 compared to the first and fourth quarters of 2007, respectively.

Noninterest Income: Other income totaled $1.1 million for the three months ended March 31, 2008, a decrease of $446,000, or 28.4%, from the comparable 2007 period. The decrease in other income was attributable to a $256,000 decrease in the valuation of mortgage servicing rights, a decrease of $117,000 in late charges, rent and other income, and a $91,000 increase in net losses incurred on the sale of foreclosed real estate. The decrease in the valuation of mortgage servicing rights is primarily due to increased volatility in the level of mortgage refinancings and the resultant expectation of accelerated future loan prepayments.

Noninterest Expense: General, administrative and other expense totaled $7.1 million for the three months ended March 31, 2008 an increase of $502,000 or 7.7%, from the comparable period in 2007. The increase in general, administrative and other expense was due to an increase of $180,000 in employee compensation and benefits, a $136,000 increase in real estate owned and other expenses, a $121,000 increase in professional services and a $108,000 increase in deposit insurance premiums. These increases were partially offset by decreases in advertising and data processing expenses.

The Company incurred higher medical plan costs in the first quarter of 2008. Additionally, significantly lower loan production in the first quarter of 2008 reduced the amount of compensation expense deferred when compared to 2007. Together, these two items accounted for a $197,000 increase in compensation and benefits expense in 2008 while base compensation expense was flat in 2008 compared to the first quarter of 2007.

The increase in professional services was due to increased fees relating to commercial, consumer and residential loan reviews. The reorganization of the Deposit Insurance Fund resulted in the assessment of premiums by the Federal Deposit Insurance Corporation. The increase in real estate owned and other expenses was due to the increase in real estate owned balance coupled with expenses related to the maintenance and marketing of properties and the amortization of our investment in affordable housing projects.

Asset Quality: The allowance for loan losses totaled $7.9 million and $6.6 million at March 31, 2008, and December 31, 2007, representing 27.7% and 26.0% of nonperforming loans, respectively, at those dates. Nonperforming loans (loans with three payments or more delinquent plus nonaccrual loans) totaled $28.4 million and $25.5 million at March 31, 2008, and December 31, 2007, respectively. Nonperforming loans secured by 1-4 family residences accounted for nearly all of the increase during the first quarter of 2008 with nonperforming loans in a first lien position increasing $1.8 million and junior lien loans increasing $1.1 million.

Net charge-offs totaled $1.1 million for the first quarter of 2008, comprised primarily of a single commercial loan to a home builder for $749,000, which was secured by accounts receivable. The Company also placed specific reserves of $256,000 on two loans secured by nonowner-occupied 1-4 family residential real estate with total balances of $2.1 million. The increase in nonperforming home equity lines of credit and second mortgage loans was also primarily due to nonowner-occupied investment properties.

Capital and Liquidity: Camco is focused on capital management and liquidity during this time of economic uncertainty. As noted in the Company's annual report on Form 10-K for December 31, 2007, management projected, and Camco is now experiencing, a reduction in its borrowing capacity with the Federal Home Loan Bank of Cincinnati and other lending institutions. The increase in nonperforming loans and reduced earnings are the primary drivers for this liquidity tightening. To counter this reduction in borrowing capacity, management increased brokered deposits by $26.9 million during the first quarter of 2008 and reduced borrowings. This strategy was defensive and had a negative impact on earnings as funds in excess of the borrowing reductions had yet to be deployed into loans or securities at March 31, 2008.

At March 31, 2008, Camco and its subsidiary Advantage Bank each exceeded all regulatory capital requirements to be considered well-capitalized. However, continued losses from operations, increases in nonperforming loans or other events may limit the Company's ability to pay future dividends at historical levels. While the Company declared a dividend of $0.15 per share in March 2008, management and the Company's board of directors continue to closely monitor and forecast Camco's capital position and will take the steps necessary to ensure safety and soundness in managing the Company's capital position.

About Camco Financial Corporation

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia. Additional information about Camco Financial Corporation may be found on the Company's web sites: www.camcofinancial.com and www.advantagebank.com.

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                      Camco Financial Corporation
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (In thousands, except share data)

                                               March 31,  December 31,
                                                 2008         2007
                                              ----------   ----------
 ASSETS                                       (unaudited)

 Cash and due from banks                      $   19,478   $   17,572
 Interest-bearing deposits in
  other financial institutions                    26,475        5,432
                                              ----------   ----------
   Cash and cash equivalents                      45,953       23,004
 Securities available-for-sale, at market         92,016       88,919
 Securities held-to-maturity, at cost              2,705        2,769
 Loans held for sale - at lower of cost
  or market                                        1,429        3,169
 Loans receivable - net                          795,305      812,102
 Office premises and equipment - net              12,678       12,856
 Real estate acquired through foreclosure          5,552        5,034
 Federal Home Loan Bank stock - at cost           29,097       28,722
 Accrued interest receivable                       5,680        6,034
 Mortgage servicing rights - at lower of
  cost or market                                   6,047        6,356
 Prepaid expenses and other assets                 5,688        5,231
 Cash surrender value of life insurance           21,907       21,707
 Goodwill                                          6,683        6,683
 Prepaid and refundable federal income taxes       1,477          675
                                              ----------   ----------
     Total assets                             $1,032,217   $1,023,261
                                              ==========   ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits                                     $  730,780   $  692,184
 Advances from the Federal Home Loan Bank
  and other borrowings                           194,660      220,981
 Advances by borrowers for taxes and insurance     2,252        3,627
 Accounts payable and accrued liabilities         11,265       11,331
 Dividends payable                                 1,073        1,081
 Deferred federal income taxes - net               5,724        5,423
                                              ----------   ----------
     Total liabilities                           945,754      934,627

 Commitments                                          --           --

 Stockholders' equity:
 Preferred stock - $1 par value; authorized
  100,000 shares; no shares outstanding               --           --
 Common stock - $1 par value; authorized
  14,900,000 shares; 8,834,509 shares issued
  at March 31, 2008 and December 31, 2007          8,835        8,835
 Additional paid-in capital                       59,894       59,842
 Retained earnings                                41,182       44,083
 Accumulated other comprehensive (loss) net
  of related tax effects                             666          (12)
 Treasury stock - 1,678,913 shares at
  March 31, 2008 and December 31, 2007,
  at cost                                        (24,114)     (24,114)
                                              ----------   ----------
     Total stockholders' equity                   86,463       88,634
                                              ----------   ----------
     Total liabilities and stockholders'
      equity                                  $1,032,217   $1,023,261
                                              ==========   ==========

                      Camco Financial Corporation
              CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                  For the three months ended March 31
                 (In thousands, except per share data)

                                                  2008        2007
                                                --------    --------
 Interest and dividend income
  Loans                                         $ 13,404    $ 14,151
  Investment securities                            1,076       1,200
  Other interest-earning accounts and dividends      727         838
                                                --------    --------
     Total interest and dividend income           15,207      16,189

 Interest expense
  Deposits                                         6,401       6,004
  Borrowings                                       2,203       2,798
                                                --------    --------
     Total interest expense                        8,604       8,802
                                                --------    --------

     Net interest income                           6,603       7,387

 Provision for losses on loans                     2,322         195
                                                --------    --------

     Net interest income after provision
      for losses on loans                          4,281       7,192

 Other income
  Late charges, rent and other                       472         589
  Loan servicing fees                                330         352
  Service charges and other fees on deposits         581         567
  Gain (Loss) on sale of loans                       119          86
  Mortgage servicing rights - net                   (309)        (53)
  Gain on sale of real estate acquired
   through foreclosure                               (74)         17
  Gain on sale of mortgage-backed securities
   and fixed assets                                    3          10
                                                --------    --------
     Total other income                            1,122       1,568

 General, administrative and other expenses
  Employee compensation and benefits               3,569       3,389
  Occupancy and equipment                            893         869
  Data processing                                    228         285
  Advertising                                        196         322
  Franchise taxes                                    347         268
  Postage, supplies and office expenses              370         337
  Travel, training and insurance                     120         121
  Professional services                              408         287
  Real estate owned and other expenses               261         125
  Loan and deposit expenses                          673         560
                                                --------    --------
     Total general, administrative and
      other expense                                7,065       6,563
                                                --------    --------

    Earnings (Loss) before federal income taxes   (1,662)      2,197

 Federal income taxes                               (659)        693
                                                --------    --------
     NET EARNINGS (LOSS)                        $ (1,003)   $  1,504
                                                ========    ========
 EARNINGS (LOSS) PER SHARE
  Basic                                         $   (.14)   $    .20
                                                ========    ========
  Diluted                                       $   (.14)   $    .20
                                                ========    ========
  Dividends declared per share                  $    .15    $    .15
                                                ========    ========

CONTACT: Camco Financial Corporation
         Richard C. Baylor, Chief Executive Officer
          and President
           740-435-2040
         Eric S. Nadeau, Chief Financial Officer and Treasurer
           740-435-2044